UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On January 20, 2022, Lindblad Expeditions Holdings, Inc. (the “Company” or “Lindblad”) entered into a purchase agreement (the “Purchase Agreement”) by and among Lindblad Expeditions, LLC (the “Issuer”), Lindblad and the other guarantors party thereto (collectively, the “Note Guarantors”) and Citigroup Global Markets Inc., as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), in connection with the Issuer’s offering of $360,000,000 aggregate principal amount of 6.750% Senior Secured Notes due 2027 (the “Notes”) issued under an indenture to be entered into among the Issuer, the Note Guarantors and Wilmington Trust, National Association, as trustee and collateral trustee (the “Notes Offering”).

The Notes will be guaranteed by the Note Guarantors and will be secured, subject to permitted liens and certain other exceptions, by first-priority liens on substantially all the assets of the Issuer and Note Guarantors.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A, and to persons outside the United States in compliance with Regulation S under the Securities Act.

Lindblad intends to use the net proceeds from the Notes Offering to prepay in full all outstanding borrowings under its existing term loan, including the Main Street loan, and revolving credit facility, to pay any related premiums and to terminate in full its existing credit agreement and the commitments thereunder.

The Purchase Agreement includes customary representations, warranties and covenants by the Issuer, Lindblad and the other Note Guarantors. Under the terms of the Purchase Agreement, the Issuer, Lindblad and the other Note Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities in connection with the Notes Offering. The Notes Offering is expected to close on or about February 4, 2022, subject to customary closing conditions. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain of the initial purchasers or their affiliates act as lenders and/or agents under the existing term loan or the revolving credit facility and, as a result, will receive a portion of the net proceeds from the sale of the notes offered hereby, and certain of the initial purchasers or their affiliates will act as arrangers, lenders and/or agent under the new credit facility.

Item 8.01.	Other Events.

Pricing of Notes

A copy of the press release announcing the upsize and pricing of the Notes Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Neither this report nor the exhibits hereto shall constitute an offer to purchase or the solicitation of an offer to sell any securities. The Notes Offering is being made exclusively pursuant to the offering memorandum, which sets forth the terms and conditions of the Notes Offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement, dated as of January 20, 2022, by and among the Issuer, the Company, the other guarantors party thereto and Citigroup Global Markets Inc.
99.1	Press Release of Lindblad, dated January 21, 2022, related to the upsize and pricing of the Notes.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

January 21, 2022	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer